Exhibit 4.3

NVENT FINANCE S.À R.L.,
as Issuer

AND

NVENT ELECTRIC PLC,
as Parent and Guarantor

AND

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

FOURTH SUPPLEMENTAL INDENTURE
Dated as of November 23, 2021

$300,000,000 of 2.750% Senior Notes due 2031

THIS FOURTH SUPPLEMENTAL INDENTURE is dated as of November 23, 2021, among NVENT FINANCE S.À R.L., a Luxembourg private limited liability company (société à responsabilité limitée) with a registered office at 26, Boulevard Royal, L-2449 Luxembourg, Grand Duchy of Luxembourg and registered with the Luxembourg Trade and Companies Register under number B 219.846, as issuer (the “Company”), NVENT ELECTRIC PLC, an Irish public limited company, as guarantor (“Parent” or the “Guarantor”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as trustee (the “Trustee”).

RECITALS

A.             The Company, the Guarantor and the Trustee have heretofore executed and delivered an Indenture, dated as of March 26, 2018, as supplemented by the Third Supplemental Indenture, dated as of April 30, 2018 (the “Base Indenture”), to provide for the issuance by the Company from time to time of unsubordinated debt securities evidencing its unsecured indebtedness and the guarantee of such securities by the Guarantor to the extent described therein and in this Fourth Supplemental Indenture.

B.            Pursuant to resolutions of the Board of Managers, the Company has authorized the issuance of $300,000,000 principal amount of 2.750% Senior Notes due 2031 (the “Offered Securities”).

C.            The entry into this Fourth Supplemental Indenture by the parties hereto is in all respects authorized by the provisions of the Base Indenture.

D.            The Company and the Guarantor desire to enter into this Fourth Supplemental Indenture pursuant to Section 9.01 of the Base Indenture to establish the terms of the Offered Securities in accordance with Section 2.01 of the Base Indenture and to establish the form of the Offered Securities in accordance with Section 2.02 of the Base Indenture.

E.            All things necessary to make this Fourth Supplemental Indenture a legal, valid and binding indenture and agreement according to its terms have been done.

NOW, THEREFORE, for and in consideration of the foregoing premises, the Company, the Guarantor and the Trustee mutually covenant and agree for the equal and proportionate benefit of the respective Holders from time to time of the Offered Securities as follows:

ARTICLE I

Section 1.1 Terms of Offered Securities.

The following terms relate to the Offered Securities:

(1)            The Offered Securities constitute a series of securities having the title “2.750% Senior Notes due 2031”.

(2)            The initial aggregate principal amount of the Offered Securities that may be authenticated and delivered under the Base Indenture (except for Offered Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Offered Securities pursuant to Section 2.05, 2.06, 2.07, 2.11, or 3.03 of the Base Indenture) is $300,000,000. The aggregate amount of Additional Notes that may be authenticated and delivered under this Fourth Supplemental Indenture pursuant to Section 1.5 hereof is unlimited.

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(3)            The entire Outstanding principal of the Offered Securities shall be payable on November 15, 2031.

(4)            The rate at which the Offered Securities shall bear interest shall be 2.750% per year, as set forth in Section 1 of the form of Offered Security attached hereto as Exhibit A and subject to adjustment as set forth in Section 2 of the form of Offered Security attached hereto as Exhibit A. The date from which interest shall accrue on the Offered Securities shall be November 23, 2021 or the most recent Interest Payment Date to which interest has been paid or provided for. The Interest Payment Dates for the Offered Securities shall be May 15 and November 15 of each year, beginning on May 15, 2022. Interest shall be payable on each Interest Payment Date to the Holders of record at the close of business on the May 1 and November 1 immediately prior to each Interest Payment Date (a “regular record date”); however, interest payable at maturity will be paid to the Person to whom principal is payable. The basis upon which interest shall be calculated shall be that of a 360-day year consisting of twelve 30-day months. If any Interest Payment Date of the Offered Securities would otherwise be a day that is not a Business Day, that Interest Payment Date will be postponed to the next date that is a Business Day and no interest will accrue on the amounts so payable for the period from and after such date to the next Business Day. If the maturity date of the Offered Securities falls on a day that is not a Business Day, the related payment of principal and interest will be made on the next Business Day as if it were made on the date such payment was due, and no interest will accrue on the amounts so payable for the period from and after such date to the next Business Day.

(5)            The Offered Securities shall be issuable in whole in the registered form of one or more Global Securities, and the Depositary for such Global Securities shall be The Depository Trust Company, New York, New York. The Offered Securities shall be substantially in the form attached hereto as Exhibit A, the terms of which are incorporated by reference in this Fourth Supplemental Indenture. The Offered Securities shall be issuable in denominations of $2,000 or any integral multiple of $1,000 in excess thereof.

(6)            The Offered Securities shall be subject to redemption at the Company's option on any Redemption Date as set forth in Section 6 of the form of Offered Security attached hereto as Exhibit A.

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(7)            Except as provided in this Fourth Supplemental Indenture, the Offered Securities shall not be subject to redemption, repurchase or repayment at the option of any Holder thereof, upon the occurrence of any particular circumstances or otherwise. The Offered Securities shall not have the benefit of any sinking fund. For the avoidance of doubt, the Company, the Guarantor and their respective Affiliates may purchase Offered Securities from the Holders thereof from time to time, either in the open market at prevailing prices or in private transactions at negotiated prices. Any Offered Securities purchased by the Company, the Guarantor or any of their respective Affiliates may, at the purchaser’s discretion, be held, resold or canceled.

(8)            Except as provided in this Fourth Supplemental Indenture, the Holders of the Offered Securities shall have no special rights in addition to those provided in the Base Indenture upon the occurrence of any particular events.

(9)            The Offered Securities shall be general unsecured and unsubordinated obligations of the Company and shall be ranked equally among themselves.

(10)          The Offered Securities are not convertible into shares of common stock or other securities of the Company or the Guarantor.

(11)          In addition to the provisions of the Base Indenture referred to in Section 11.03(b) thereof, the covenants described in Sections 1.3(1), 1.3(2) and 1.3(3) of this Fourth Supplemental Indenture shall be subject to the Company’s covenant defeasance right set forth in Section 11.03 of the Base Indenture. In addition, following any such covenant defeasance, the Events of Default set forth in Sections 1.4(3), 1.4(4), 1.4(5) (as it relates to the provisions of Section 1.3(3)), 1.4(6) and 1.4(7) of this Fourth Supplemental Indenture shall cease to apply with respect to the Offered Securities.

Section 1.2 Additional Defined Terms.

As used in this Fourth Supplemental Indenture, the following defined terms shall have the following meanings with respect to the Offered Securities only:

“Attributable Debt”, in connection with a Sale and Lease-Back Transaction, as of any particular time, means the aggregate of the present values (discounted at a rate that, at the inception of the lease, represents the effective interest rate that the lessee would have incurred to borrow over a similar term the funds necessary to purchase the leased assets) of the obligations of the Company, the Guarantor or any Restricted Subsidiary for net rental payments during the remaining term of the applicable lease, including any period for which such lease has been extended or, at the option of the lessor, may be extended. The term “net rental payments” under any lease of any period shall mean the sum of the rental and other payments required to be paid in such period by the lessee thereunder, not including any amounts required to be paid by such lessee, whether or not designated as rental or additional rental, on account of maintenance and repairs, reconstruction, insurance, taxes, assessments, water rates or similar charges required to be paid by such lessee thereunder or any amounts required to be paid by such lessee thereunder contingent upon the amount of sales, maintenance and repairs, reconstruction, insurance, taxes, assessments, water rates or similar charges.

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Fourth Supplemental Indenture

“Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in The City of New York are authorized or obligated by law or executive order to close.

“Change of Control” means the occurrence on or after the Issue Date of any of the following: (1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation or as a pledge for security purposes only), in one or more series of related transactions, of all or substantially all of the assets of Parent and its Subsidiaries, taken as a whole, to any person, other than Parent and/or a direct or indirect wholly-owned Subsidiary of Parent; (2) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any person becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of Parent’s outstanding Voting Stock or other Voting Stock into which Parent's Voting Stock is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares; (3) Parent consolidates with, or merges with or into, any person, or any person consolidates with, or merges with or into, Parent, in any such event pursuant to a transaction in which any of Parent’s outstanding Voting Stock or the Voting Stock of such other person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of Parent’s Voting Stock outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, at least a majority of the Voting Stock of the surviving person or any direct or indirect parent company of the surviving person immediately after giving effect to such transaction; or (4) the approval by the holders of Parent's Voting Stock of a plan for Parent’s liquidation or dissolution. Notwithstanding the foregoing, a transaction shall not be deemed to involve a Change of Control under clause (1), (2) or (4) above if: (i) Parent becomes a direct or indirect wholly-owned Subsidiary of a holding company or a holding company becomes the successor to Parent under the Indenture pursuant to a transaction that is permitted under the Indenture and (ii) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction (or a series of related transactions) are the same or substantially the same (and hold in the same or substantially the same proportions) as the holders of Parent’s Voting Stock immediately prior to that transaction. The term “person”, as used in this definition, means any Person and any two or more Persons as provided in Section 13(d)(3) of the Exchange Act.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Rating Event; provided, however, that a Change of Control Triggering Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a Change of Control if the Rating Agency or Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the Trustee in writing at the Company’s request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the purported Change of Control Triggering Event). Unless both Rating Agencies are providing a rating for the Offered Securities at the commencement of any period referred to in the definition of “Rating Event”, a Rating Event shall be deemed to have occurred during such period. Notwithstanding the foregoing, no Change of Control Triggering Event shall be deemed to have occurred in connection with any particular Change of Control unless and until such Change of Control has actually been consummated.

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Fourth Supplemental Indenture

“Consolidated Net Tangible Assets” at any date means Consolidated Net Worth less all Intangible Assets appearing on the most recently prepared consolidated balance sheet of Parent and its Subsidiaries as of the end of a fiscal quarter of Parent and its Subsidiaries, prepared in accordance with GAAP as in effect on the date of the consolidated balance sheet.

“Consolidated Net Worth” at any date means total assets less total liabilities, in each case appearing on the most recently prepared consolidated balance sheet of Parent and its Subsidiaries as of the end of a fiscal quarter of Parent and its Subsidiaries, prepared in accordance with GAAP as in effect on the date of the consolidated balance sheet.

“Consolidated Total Assets” at any date means the total assets appearing on the most recently prepared consolidated balance sheet of Parent and its Subsidiaries as of the end of a fiscal quarter of Parent and its Subsidiaries, prepared in accordance with GAAP as in effect on the date of the consolidated balance sheet.

“Fitch” means Fitch Inc., and its successors.

“Funded Indebtedness” means any Indebtedness maturing by its terms more than one year from the date of the determination thereof, including any Indebtedness renewable or extendible at the option of the obligor to a date later than one year from the date of the determination thereof.

“GAAP” means United States generally accepted accounting principles.

“Indebtedness” means, without duplication, the principal amount (such amount being the face amount or, with respect to original issue discount bonds or zero coupon notes, bonds or debentures or similar securities, determined based on the accreted amount as of the date of the most recently prepared consolidated balance sheet of Parent and its Subsidiaries as of the end of a fiscal quarter of Parent prepared in accordance with GAAP as in effect on the date of such consolidated balance sheet) of (i) all obligations for borrowed money, (ii) all obligations evidenced by debentures, notes or other similar instruments, (iii) all obligations in respect of letters of credit or bankers acceptances or similar instruments or reimbursement obligations with respect thereto (such instruments to constitute Indebtedness only to the extent that the outstanding reimbursement obligations in respect thereof are collateralized by cash or cash equivalents reflected as assets on a balance sheet prepared in accordance with GAAP), (iv) all obligations as lessee to the extent capitalized in accordance with GAAP in effect on December 14, 2018 (without giving effect to any change to, or modification of, or the phase-in of the effectiveness of any amendments to, GAAP that would require the capitalization of leases characterized as “operating leases” as of such date) and (v) all Indebtedness of others consolidated in such balance sheet that is guaranteed by the Company, the Guarantor or any of their respective Subsidiaries or for which the Company, the Guarantor or any of their respective Subsidiaries is legally responsible or liable (whether by agreement to purchase indebtedness of, or to supply funds or to invest in, others); provided, that, it is understood that the amount of any Indebtedness of any Person under this clause (v) shall be deemed to be the lower of (a) the amount of Indebtedness in respect of which such guarantee or other similar obligation exists and (b) the maximum amount for which such Person may be liable pursuant to the instrument embodying such guarantee or other similar obligation; provided, further, that, notwithstanding the foregoing, Indebtedness shall exclude: (x) defeased, discharged and/or redeemed indebtedness so long as (1) neither Parent nor any subsidiary thereof has any liability (contingent or otherwise) with respect to such indebtedness and (2) the cash, securities and/or other assets used to defease, discharge and/or redeem such indebtedness are not, directly or indirectly, an asset of Parent or any subsidiary thereof and (y) interest, fees, make-whole amounts, premiums, charges or expenses, if any, relating to the principal amount of Indebtedness.

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Fourth Supplemental Indenture

“Intangible Assets” means the amount, if any, stated under the heading “Goodwill” and “Other Intangibles” or under any other heading of intangible assets separately listed, in each case on the face of the most recently prepared consolidated balance sheet of Parent and its subsidiaries as of the end of a fiscal quarter of Parent, prepared in accordance with GAAP as in effect on the date of the consolidated balance sheet.

“Investment Grade Rating” means a rating equal to or higher than BBB- (or the equivalent) by Fitch and BBB- (or the equivalent) by S&P, and the equivalent investment grade credit rating from any replacement rating agency or rating agencies selected by the Company.

“Issue Date” means the date on which the Offered Securities are originally issued.

“Lien” means a mortgage, pledge, security interest, lien or similar encumbrance.

“Non-Recourse Indebtedness” means Indebtedness upon the enforcement of which recourse may be had by the holder(s) thereof only to identified assets of the Guarantor or the Company or any Subsidiary of the Guarantor or the Company and not to the Guarantor or the Company or any Subsidiary of the Guarantor or the Company personally (subject to, for the avoidance of doubt, customary exceptions contained in non-recourse financings to the non-recourse nature of the obligations thereunder).

“Principal Property” means any manufacturing, processing or assembly plant, warehouse or distribution facility, office building or parcel of real property of Parent, the Issuer or any of their Subsidiaries (but excluding leases and other contract rights that might otherwise be deemed real property) that is located in the United States of America, Canada or the Commonwealth of Puerto Rico and (A) is owned by Parent, the Issuer, or any of their respective Subsidiaries on the Issue Date, (B) the initial construction of which has been completed after the date hereof, or (C) is acquired after the date hereof, in each case, other than any such plants, facilities, warehouses, office buildings, parcels or portions thereof, that (i) in the opinion of the Board of Directors of Parent, are not collectively of material importance to the total business conducted by Parent and its Subsidiaries as an entirety, or (ii) has a net book value (excluding any capitalized interest expense), on the Issue Date in the case of clause (A) of this definition, on the date of completion of the initial construction in the case of clause (B) of this definition or on the date of acquisition in the case of clause (C) of this definition, of less than 1.0% of Consolidated Net Tangible Assets on the consolidated balance sheet of Parent as of the applicable date.

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Fourth Supplemental Indenture

“Rating Agencies” means (i) each of Fitch and S&P, and (ii) if either of Fitch or S&P ceases to rate the Offered Securities or fails to make a rating of the Offered Securities publicly available for reasons outside of the Company's control, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act, selected by the Company (as certified by a resolution of the Company's Board of Managers) as a replacement agency for Fitch or S&P, or both of them, as the case may be.

“Rating Event” means the rating on the Offered Securities is lowered by both Rating Agencies and the Offered Securities are rated below an Investment Grade Rating by both of the Rating Agencies on any day during the period (which period shall be extended for so long as the rating of the Offered Securities is under publicly announced consideration for a possible downgrade by any of the Rating Agencies) commencing on the date of Parent's first public notice of the occurrence of a Change of Control or Parent's intention to effect a Change of Control and ending 60 days following consummation or abandonment of such Change of Control.

“Restricted Subsidiary” means any Subsidiary of the Company or Parent that owns or leases a Principal Property.

“Sale and Lease-Back Transaction” means an arrangement with any Person providing for the leasing by the Company, Parent or a Restricted Subsidiary of any Principal Property whereby such Principal Property has been owned and in full operation for more than 180 days and has been or is to be sold or transferred by the Company, Parent or a Restricted Subsidiary to such Person other than Parent, the Company or any of their respective Subsidiaries; provided, however, that the foregoing shall not apply to any such arrangement involving a lease for a term, including renewal rights, for not more than three years.

“S&P” means S&P Global Ratings, a division of S&P Global Inc., and its successors.

“Voting Stock” means, with respect to any specified “Person” as of any date, the capital stock of such Person that is at the time entitled to vote generally in the election of the board of directors of such Person.

All accounting terms not otherwise defined in the Indenture will have the meanings assigned to them in accordance with GAAP as in effect from time to time; provided, however, that, notwithstanding any change in GAAP with respect thereto after December 14, 2018 and notwithstanding anything to the contrary herein, leases will continue to be classified and accounted for on a basis consistent with GAAP as in effect on such date for all purposes of the Indenture and the Offered Securities (without giving effect to the phase-in of the effectiveness of any amendments to GAAP that have been adopted as of such date), other than for purposes of provisions relating to the preparation or delivery of financial statements.

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Fourth Supplemental Indenture

Section 1.3 Additional Covenants.

The following additional covenants shall apply with respect to the Offered Securities so long as any of the Offered Securities remain Outstanding (but subject to defeasance, as provided in the Base Indenture and Section 1.1 of this Fourth Supplemental Indenture):

(1)            Limitation on Liens.

Neither the Company nor the Guarantor shall, and neither of them shall permit any Restricted Subsidiary to, issue, assume or guarantee any Indebtedness that is secured by a Lien upon any property that at the time of such issuance, assumption or guarantee constitutes a Principal Property or upon any shares of stock of or Indebtedness issued by any Restricted Subsidiary which directly or indirectly owns any Principal Property, whether now owned or hereafter acquired, without effectively providing that, for so long as such Lien shall continue in existence with respect to such secured Indebtedness, the Offered Securities (together with, if the Company shall so determine, any other Indebtedness of the Company ranking equally with the Offered Securities, it being understood that for purposes hereof, Indebtedness which is secured by a Lien and Indebtedness which is not so secured shall not, solely by reason of such Lien, be deemed to be of different ranking) shall be equally and ratably secured by a Lien ranking ratably with or equal to (or at the Company's option prior to) such secured Indebtedness; provided, however, that the foregoing covenant shall not apply to:

(a)            Liens existing on the Issue Date;

(b)            Liens on the stock, assets or Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary, unless created in contemplation of such Person becoming a Restricted Subsidiary;

(c)            Liens on any assets or Indebtedness of a Person existing at the time such Person is merged with or into or consolidated with or acquired by the Company, the Guarantor or a Restricted Subsidiary or at the time of a purchase, lease or other acquisition of the assets of a corporation or firm as an entirety or substantially as an entirety by the Company, the Guarantor or any Restricted Subsidiary;

(d)            Liens on any Principal Property existing at the time of acquisition thereof by the Company, the Guarantor or any Restricted Subsidiary, or Liens to secure the payment of the purchase price of such Principal Property by the Company, the Guarantor or any Restricted Subsidiary, or to secure any Indebtedness incurred, assumed or guaranteed by the Company, the Guarantor or a Restricted Subsidiary for the purpose of financing all or any part of the purchase price of such Principal Property or the cost of constructing, repairing, replacing or improving such Principal Property, which Indebtedness is incurred, assumed or guaranteed prior to, at the time of or within 270 days after (A) such acquisition or (B) in the case of real property, the later of (y) the completion of such construction, repair, replacement or improvement of such property or (z) the date of commencement of the commercial operation of the property constructed, repaired, replaced or improved, as applicable; provided, however, that in the case of any such acquisition, construction, repair, replacement or improvement, the Lien shall not apply to any Principal Property theretofore owned by the Company, the Guarantor or a Restricted Subsidiary, other than the Principal Property so acquired, constructed, repaired, replaced or improved, and accessions thereto and improvements and replacements thereof and the proceeds of the foregoing;

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Fourth Supplemental Indenture

(e)            Liens securing Indebtedness owing by any Restricted Subsidiary to the Company, the Guarantor or a Subsidiary thereof or by the Company to the Guarantor;

(f)            Liens in favor of the United States or any State thereof, or any department, agency or instrumentality or political subdivision of the United States or any State thereof, or in favor of any other country or any political subdivision thereof, to secure partial, progress, advance or other payments pursuant to any contract, statute, rule or regulation or to secure any Indebtedness incurred or guaranteed for the purpose of financing all or any part of the purchase price (or, in the case of real property, the cost of construction or improvement) of the Principal Property subject to such Liens (including Liens incurred in connection with pollution control, industrial revenue or similar financings);

(g)            pledges, Liens or deposits under workers' compensation or similar legislation, and Liens thereunder that are not currently dischargeable, or in connection with bids, tenders, contracts (other than for the payment of money) or leases to which the Company, the Guarantor or any Restricted Subsidiary is a party, or to secure the public or statutory obligations of the Company, the Guarantor or any Restricted Subsidiary, or in connection with obtaining or maintaining self-insurance, or to obtain the benefits of any law, regulation or arrangement pertaining to unemployment insurance, old age pensions, social security or similar matters, or to secure surety, performance, appeal or customs bonds to which the Company, the Guarantor or any Restricted Subsidiary is a party, or in litigation or other proceedings in connection with the matters heretofore referred to in this clause, such as interpleader proceedings, and other similar pledges, Liens or deposits made or incurred in the ordinary course of business;

(h)            Liens created by or resulting from any litigation or other proceeding that is being contested in good faith by appropriate action, including Liens arising out of judgments or awards against the Company, the Guarantor or any Restricted Subsidiary with respect to which the Company, the Guarantor or such Restricted Subsidiary in good faith is prosecuting an appeal or proceedings for review or for which the time to make an appeal has not yet expired; or final unappealable judgment Liens which are satisfied within 15 days of the date of judgment; or Liens incurred by the Company, the Guarantor or any Restricted Subsidiary for the purpose of obtaining a stay or discharge in the course of any litigation or other proceeding to which the Company, the Guarantor or such Restricted Subsidiary is a party, provided that (x) in the case of Liens arising out of judgments or awards, the enforcement of such Liens is effectively stayed and (y) the aggregate amount secured by all such Liens does not exceed, at the time of creation thereof, the greater of (i) $25,000,000 or (ii) 0.5% of Consolidated Total Assets;

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Fourth Supplemental Indenture

(i)            Liens for taxes or assessments or governmental charges or levies not yet due or delinquent; or that can thereafter be paid without penalty, or that are being contested in good faith by appropriate action; landlord's Liens on property held under lease and Liens of suppliers, mechanics, carriers, materialmen, warehousemen or workmen and other similar Liens imposed by law created in the ordinary course of business for amounts not yet due or which are being contested in good faith; and any other Liens or charges incidental to the conduct of the business of the Company, the Guarantor or any Restricted Subsidiary, or the ownership of their respective assets, that were not incurred in connection with the borrowing of money or the obtaining of advances or credit and that, in the opinion of the Board of Directors of the Guarantor, do not materially impair the use of such assets in the operation of the business of the Company, the Guarantor or such Restricted Subsidiary or the value of such Principal Property for the purposes of such business;

(j)            Liens to secure the Company’s, the Guarantor’s or any Restricted Subsidiary’s obligations under agreements with respect to spot, forward, future and option transactions, entered into in the ordinary course of business;

(k)            Liens arising with respect to zoning restrictions, easements, licenses, reservations, covenants, rights-of-way, utility easements, building restrictions and other similar charges or encumbrances on the use of real property which do not interfere with the ordinary conduct of the Company’s, the Guarantor’s or any Restricted Subsidiary’s business;

(l)            Liens arising from leases, subleases or licenses granted to others which do not interfere in any material respect with the Company’s, the Guarantor’s or any Restricted Subsidiary’s business;

(m)            Liens not permitted by the foregoing clauses (a) to (l), inclusive, if at the time of, and upon giving effect to, the creation or assumption of any such Lien, the aggregate amount of all outstanding Indebtedness of the Company, the Guarantor and all Restricted Subsidiaries, without duplication, secured by all such Liens not so permitted by the foregoing clauses (a) through (l), inclusive, together with the Attributable Debt in respect of Sale and Lease-Back Transactions permitted by paragraph (a) under subsection (2) below, do not exceed an amount equal to 15% of Consolidated Net Tangible Assets; and

(n)            any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part, of any Lien referred to in the foregoing clauses (a) to (m), inclusive; provided, however, that the principal amount of Indebtedness secured thereby (except to the extent otherwise excepted under clauses (a) through (m)) shall not exceed the principal amount of Indebtedness so secured at the time of such extension, renewal or replacement, and that such extension, renewal or replacement shall be limited to all or a part of the assets, or any replacements therefor and products and proceeds thereof, that secured the Lien so extended, renewed or replaced, plus improvements and construction on real property.

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Fourth Supplemental Indenture

Notwithstanding the foregoing, any Liens securing the Offered Securities granted pursuant to this Section 1.3(1) shall be automatically released and discharged upon the release by all Holders of the Indebtedness secured by the Lien giving rise to the Lien securing the Offered Securities (including any deemed release upon payment in full of all obligations under such Indebtedness), or, with respect to any particular Principal Property, upon any sale, exchange or transfer to any Person not an Affiliate of Parent or the Company of such Principal Property.

(2)            Limitation on Sale and Lease-Back Transactions.

Neither the Company nor the Guarantor shall, and neither of them shall permit any Restricted Subsidiary to, enter into any Sale and Lease-Back Transaction (other than with the Company, the Guarantor and/or one or more Subsidiaries of the Guarantor) unless:

(a)            the Company, the Guarantor or such Restricted Subsidiary, at the time of entering into such Sale and Lease-Back Transaction, would be entitled to incur Indebtedness secured by a Lien on the Principal Property to be leased in an amount at least equal to the Attributable Debt in respect of such Sale and Lease-Back Transaction, without equally and ratably securing the Offered Securities pursuant to Section 1.3(1) of this Fourth Supplemental Indenture; or

(b)            the direct or indirect proceeds of the sale of the Principal Property to be leased are at least equal to the fair value of such Principal Property, as determined by Parent’s Board of Directors, and an amount equal to the net proceeds from the sale of the property or assets so leased is applied, within 180 days of the effective date of any such Sale and Lease-Back Transaction, to the purchase or acquisition, or, in the case of real property, commencement of the construction of property or assets or to the retirement (other than at maturity or pursuant to a mandatory sinking fund or mandatory redemption provision) of Offered Securities, or of Funded Indebtedness of Parent or a consolidated Subsidiary ranking on a parity with or senior to the Offered Securities; provided that there shall be credited to the amount of net proceeds required to be applied pursuant to this clause (b) an amount equal to the sum of (i) the principal amount of Offered Securities delivered within 180 days of the effective date of such Sale and Lease-Back Transaction to the Trustee for retirement and cancellation and (ii) the principal amount of other Funded Indebtedness voluntarily retired by Parent or a consolidated Subsidiary ranking on a parity with or senior to the Offered Securities within such 180-day period, excluding retirements of Offered Securities and other Funded Indebtedness as a result of conversions or pursuant to mandatory sinking fund or mandatory prepayment provisions.

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Fourth Supplemental Indenture

(3)            Change of Control Triggering Event.

(a)            If a Change of Control Triggering Event with respect to the Offered Securities occurs, unless the Company has exercised its option to redeem the Offered Securities, it shall be required to make an offer (a “Change of Control Offer”) to each Holder of the Offered Securities to repurchase, at the Holder’s election, all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that Holder’s Offered Securities on the terms set forth in this Fourth Supplemental Indenture. In a Change of Control Offer, the Company shall be required to offer payment in cash equal to 101% of the aggregate principal amount of the Offered Securities repurchased, plus accrued and unpaid interest, if any, on the Offered Securities repurchased to, but excluding, the date of repurchase (a “Change of Control Payment”). Within 30 days following any Change of Control Triggering Event with respect to the Offered Securities or, at the Company's option, prior to any Change of Control with respect to the Offered Securities, but after public announcement of the transaction that constitutes or may constitute the Change of Control, a notice shall be sent to the Trustee and to the Holders of the Offered Securities describing in reasonable detail the transaction that constitutes or may constitute the Change of Control Triggering Event and offering to repurchase the Offered Securities on the date specified in the notice, which date shall, except as described in the immediately following sentence, be no earlier than 30 days and no later than 60 days from the date such notice is sent (or, in the case of a notice prior to the consummation of the Change of Control Triggering Event, no earlier than 30 days nor later than 60 days from the Change of Control Triggering Event) other than as may be required by law (a “Change of Control Payment Date”). The notice shall, if sent prior to the date of consummation of the Change of Control, state that the offer to purchase is conditioned on the Change of Control Triggering Event occurring on or prior to the Change of Control Payment Date.

(b)            If the Change of Control Payment Date falls on a day that is not a Business Day, the related payment of the Change of Control Payment will be made on the next Business Day as if it were made on the date such payment was due, and no interest will accrue on the amounts so payable for the period from and after such date to the next Business Day.

(c)            In order to accept the Change of Control Offer, the Holder must deliver (or otherwise comply with alternative instructions in accordance with the procedures of the Depositary) to the paying agent, at least five Business Days prior to the Change of Control Payment Date, its Offered Security together with the form entitled “Election Form” (which form is contained in the form of Offered Security attached hereto as Exhibit A) duly completed, or a telegram, telex, facsimile transmission or a letter from a member of a national securities exchange, or the Financial Industry Regulatory Authority, Inc. or a commercial bank or trust company in the United States setting forth:

(i)            the name of the Holder of such Offered Security;

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Fourth Supplemental Indenture

(ii)            the principal amount of such Offered Security;

(iii)            the principal amount of such Offered Security to be repurchased;

(iv)            the certificate number or a description of the tenor and terms of such Offered Security;

(v)            a statement that the Holder is accepting the Change of Control Offer; and

(vi)            a guarantee that such Offered Security, together with the form entitled “Election Form” duly completed, shall be received by the paying agent at least five Business Days prior to the Change of Control Payment Date.

(d)            Any exercise by a Holder of its election to accept the Change of Control Offer shall be irrevocable. The Change of Control Offer may be accepted for less than the entire principal amount of an Offered Security, but in that event the principal amount of such Offered Security remaining Outstanding after repurchase must be equal to $2,000 or an integral multiple of $1,000 in excess thereof.

(e)            On the Change of Control Payment Date, the Company shall, to the extent lawful:

(i)            accept for payment all Offered Securities or portions of such Offered Securities properly tendered pursuant to the Change of Control Offer;

(ii)            deposit with the paying agent an amount equal to the Change of Control Payment in respect of all Offered Securities or portions of Offered Securities properly tendered; and

(iii)            deliver or cause to be delivered to the Trustee the Offered Securities properly accepted together with an Officers' Certificate stating the aggregate principal amount of Offered Securities or portions of Offered Securities being repurchased.

(f)            The Company shall not be required to make a Change of Control Offer upon the occurrence of a Change of Control Triggering Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by the Company and the third party purchases all Offered Securities properly tendered and not withdrawn under its offer. In addition, the Company shall not repurchase any Offered Securities if there has occurred and is continuing on the Change of Control Payment Date an Event of Default under the Base Indenture (as supplemented by this Fourth Supplemental Indenture), other than a default in the payment of the Change of Control Payment upon a Change of Control Triggering Event.

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Fourth Supplemental Indenture

(g)            Notwithstanding the foregoing, the Company and the Guarantor shall comply with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Offered Securities as a result of a Change of Control Triggering Event. To the extent that the provisions of any such securities laws or regulations conflict with this Section 1.3(3), neither the Company nor the Guarantor shall be deemed to have breached its obligations under this Section 1.3(3) by virtue of its compliance with such securities laws or regulations.

(4)            Limitation on Mergers and Other Transactions.

Each of the Company and the Guarantor covenants that it will not merge or consolidate with any other Person or sell or convey all or substantially all of its assets in one transaction or a series of related transactions to any Person, unless:

(a)            either the Company or the Guarantor, as the case may be, shall be the continuing entity, or the successor entity or the Person which acquires by sale or conveyance substantially all the assets of the Company or the Guarantor, as the case may be (if other than the Company or the Guarantor, as the case may be), (A) shall expressly assume the due and punctual payment of the principal of, premium, if any, and interest on the Offered Securities or the obligations under the Parent guarantee, as the case may be, according to their tenor, and the due and punctual performance and observance of all of the covenants and agreements of the Base Indenture (as supplemented by this Fourth Supplemental Indenture) to be performed or observed by the Company or the Guarantor, as the case may be, by supplemental indenture reasonably satisfactory to the Trustee, executed and delivered to the Trustee by such person, (B) shall be an organization treated as a “corporation” for United States federal tax purposes under the laws of the United States, any state thereof or the District of Columbia, Luxembourg, Ireland, England and Wales, Jersey, any member state of the European Union as in effect on the date the Offered Securities are first issued, or Switzerland, (C) shall agree to pay any Additional Amounts with respect to any withholding or deduction of Taxes or any payment on the Offered Securities or the Parent guarantee (as applicable) imposed by any jurisdiction in which such successor entity is incorporated or otherwise a resident for tax purposes pursuant to the terms set forth and, subject to the exceptions described in, Section 14.02 of the Base Indenture and (D) shall obtain either (x) an opinion, in form and substance reasonably acceptable to the Trustee, of tax counsel of recognized standing reasonably acceptable to the Trustee, which counsel shall include Foley & Lardner LLP, or (y) a ruling from the United States Internal Revenue Service, in either case to the effect that such merger or consolidation, or such sale or conveyance, will not result in an exchange of the Offered Securities for new debt instruments for United States federal income tax purposes; and

(b)            no Event of Default (as defined below) and no event that, after notice or lapse of time or both, would become an Event of Default shall be continuing immediately after such merger or consolidation, or such sale or conveyance.

15
Fourth Supplemental Indenture

The Company shall deliver to the Trustee prior to or simultaneously with the consummation of the proposed transaction an Officer’s Certificate to the foregoing effect and an Opinion of Counsel stating that the proposed transaction and any such supplemental indenture comply with the Base Indenture (as supplemented by this Fourth Supplemental Indenture).

Section 1.4 Events of Default.

Solely with respect to the Offered Securities, the provisions set forth below shall replace in their entirety Sections 6.01(a) and (b) of the Base Indenture:

“(a) Whenever used herein with respect to the Offered Securities, “Event of Default” means any one or more of the following events that has occurred and is continuing:

(1)            default in the payment of any installment of interest upon any of the Offered Securities as and when the same shall become due and payable, and continuance of such default for a period of 30 days;

(2)            default in the payment of all or any part of the principal of or premium, if any, on any of the Offered Securities as and when the same shall become due and payable either at maturity, upon redemption, by declaration or otherwise;

(3)            default in the performance or breach by the Company or the Guarantor of the covenant described under Section 1.3(4) of this Fourth Supplemental Indenture;

(4)            failure by the Company for 60 days from receipt of written notice by the Trustee or the Holders of at least 25% of the principal amount of the Offered Securities Outstanding to comply with the provisions under Section 1.3(3) of this Fourth Supplemental Indenture;

(5)            default in the performance, or breach, of any covenant or agreement of the Company or the Guarantor in respect of the Offered Securities and the related guarantee (other than a default or breach that is specifically dealt with elsewhere), and continuance of such default or breach for a period of 90 days after the date on which there has been given, by registered or certified mail, to the Company or the Guarantor by the Trustee or to the Company or the Guarantor and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Offered Securities, a written notice specifying such default or breach and requiring it to be remedied and stating that the notice is a “Notice of Default” under the Indenture;

(6)            the Parent guarantee with respect to the Offered Securities shall for any reason cease to be, or shall for any reason be asserted in writing by the Company or the Guarantor not to be, in full force and effect and enforceable in accordance with its terms except to the extent contemplated by the Base Indenture, the Fourth Supplemental Indenture and such guarantee;

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Fourth Supplemental Indenture

(7)            an event of default shall happen and be continuing with respect to any Indebtedness (other than Non-Recourse Indebtedness) of the Company, the Guarantor or any Restricted Subsidiary under any indenture or other instrument evidencing or under which the Company, the Guarantor or any Restricted Subsidiary shall have a principal amount outstanding (such amount with respect to original issue discount bonds or zero coupon notes, bonds or debentures or similar securities based on the accreted amount determined in accordance with GAAP and as of the date of the most recently prepared consolidated balance sheet of the Company, the Guarantor or any Restricted Subsidiary, as the case may be) in excess of $100,000,000, and such event of default shall involve the failure to pay the principal of such Indebtedness on the final maturity date thereof after the expiration of any applicable grace period with respect thereto, or such Indebtedness shall have been accelerated so that the same shall have become due and payable prior to the date on which the same would otherwise have become due and payable, and such acceleration shall not be rescinded or annulled within 30 days after notice thereof shall have been given to the Company by the Trustee, or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Outstanding Offered Securities; provided, however, that:

(a)            if such event of default under such indenture or instrument shall be remedied or cured by the Company or the Guarantor or waived by the requisite holders of such Indebtedness, then the Event of Default hereunder by reason thereof shall be deemed likewise to have been thereupon remedied, cured or waived without further action upon the part of either the Trustee or any of the Holders; and

(b)            subject to the provisions of Sections 7.01 and 7.02 of the Base Indenture, the Trustee shall not be charged with actual knowledge of any such event of default unless written notice thereof shall have been given to a Responsible Officer of the Trustee by the Company or the Guarantor, as the case may be, by the holder or an agent of the holder of any such Indebtedness, by the trustee then acting under any indenture or other instrument under which such default shall have occurred, or by the Holders of not less than 25% in the aggregate principal amount of Outstanding Offered Securities.

(8)            a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Company or the Guarantor in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee or sequestrator or similar official of the Company or the Guarantor or for any substantial part of its property or ordering the winding up or liquidation of its affairs, and such decree or order shall remain unstayed and in effect for a period of 90 consecutive days; or

(9)            the Company or the Guarantor shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee or sequestrator or similar official of the Company or Parent or for any substantial part of its property, or make any general assignment for the benefit of creditors.

17
Fourth Supplemental Indenture

(b) If an Event of Default shall have occurred and be continuing in respect of the Offered Securities, in each and every case (other than an Event of Default described in the eighth and ninth paragraphs above), unless the principal of all the Offered Securities shall have already become due and payable, either the Trustee at the written request of the Holder or Holders of not less than 25% in aggregate principal amount of the Offered Securities then Outstanding, by notice in writing to the Company and the Guarantor, as applicable, and to the Trustee if given by such Holder or Holders, may declare the unpaid principal and accrued and unpaid interest of all the Offered Securities to be due and payable immediately. If an Event of Default described in the eighth or ninth paragraphs above shall have occurred in respect of the Offered Securities, the unpaid principal and accrued and unpaid interest of all the Offered Securities shall be due and payable immediately, without any declaration or other act on the part of the Trustee or the Holders.”

Section 1.5 Additional Notes.

The Company may, without the consent of the Holders of the outstanding Offered Securities, issue additional debt securities of such series (“Additional Notes”), which Additional Notes shall have the same terms as the outstanding Offered Securities except for the issue price, date of issuance, and under some circumstances, the first interest payment date; provided that if Additional Notes are not fungible with the then outstanding Offered Securities for U.S. federal income tax purposes, such Additional Notes shall be issued with a separate CUSIP code from the outstanding Offered Securities. Additional Notes issued in this manner shall form a single series with the outstanding Offered Securities for all purposes under the Indenture.

ARTICLE II

MISCELLANEOUS

Section 2.1 Definitions.

Capitalized terms used but not defined in this Fourth Supplemental Indenture shall have the meanings ascribed thereto in the form of Offered Security attached hereto as Exhibit A or in the Base Indenture.

Section 2.2 Confirmation of Indenture.

The Base Indenture, as supplemented and amended by this Fourth Supplemental Indenture, is in all respects ratified and confirmed, and the Base Indenture, this Fourth Supplemental Indenture and all indentures supplemental thereto shall be read, taken and construed as one and the same instrument.

18
Fourth Supplemental Indenture

Section 2.3 Concerning the Trustee.

In carrying out the Trustee's responsibilities hereunder, the Trustee shall have all of the rights, protections and immunities which it possesses under the Base Indenture. The recitals contained in this Fourth Supplemental Indenture and in the Offered Securities, except the Trustee's certificate of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee shall not be responsible for and makes no representations as to (i) the validity or sufficiency of this Fourth Supplemental Indenture or of the Offered Securities, (ii) the proper authorization hereof by the Guarantor and the Company by action or otherwise, (iii) the due execution hereof by the Guarantor and the Company or (iv) the consequences of any amendment herein provided for. The Trustee shall not be accountable for the use or application by the Company of the Offered Securities or the proceeds thereof.

Section 2.4 Governing Law.

This Fourth Supplemental Indenture and the Offered Securities shall be deemed to be a contract made under the internal laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said State without regard to conflicts of law principles (except for Sections 5-1401 and 5-1402 of the New York General Obligations Law) that would require the application of any other law. This Fourth Supplemental Indenture is subject to the provisions of the Trust Indenture Act of 1939 that are required to be part of this Fourth Supplemental Indenture and shall, to the extent applicable, be governed by such provisions. The application of articles 470-3 to 470-19 of the Luxembourg law on commercial companies dated 10 August 1915, as amended, to the Base Indenture and the Offered Securities is excluded.

Section 2.5 Separability.

In case any one or more of the provisions contained in this Fourth Supplemental Indenture or in the Offered Securities of any series shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Fourth Supplemental Indenture or of such Offered Securities, but this Fourth Supplemental Indenture and such Offered Securities shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

Section 2.6 Counterparts.

This Fourth Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Fourth Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Fourth Supplemental Indenture as to the parties hereto and may be used in lieu of the original Fourth Supplemental Indenture for all purposes. Delivery of an executed counterpart of a signature page to this Fourth Supplemental Indenture by telecopier, facsimile or other electronic transmission (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law) shall be effective and valid as delivery of a manually executed counterpart thereof.

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Fourth Supplemental Indenture

Section 2.7 No Benefit.

Nothing in this Fourth Supplemental Indenture, express or implied, shall give to any Person other than the parties hereto and their successors or assigns, and the Holders of the Offered Securities, any benefit or legal or equitable rights, remedy or claim under this Fourth Supplemental Indenture or the Base Indenture.

Section 2.8 Amendments and Supplemental Indentures.

This Fourth Supplemental Indenture and the Offered Securities are subject to the provisions regarding supplemental indentures and amendments set forth in Article IX of the Base Indenture, as amended by this Fourth Supplemental Indenture.

Section 2.9 Legal, Valid and Binding Obligation.

The Guarantor and the Company hereby represent and warrant that, assuming the due authorization, execution and delivery of this Fourth Supplemental Indenture by the Trustee, this Fourth Supplemental Indenture is the legal, valid and binding obligation of the Guarantor and the Company enforceable against the Guarantor and the Company in accordance with its terms, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting the enforcement of creditors' rights and to general equity principles.

[Signature Page Follows]

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Fourth Supplemental Indenture

IN WITNESS WHEREOF, the parties hereto have caused this Fourth Supplemental Indenture to be duly executed as of the day and year first above written.

NVENT FINANCE S.À R.L., as Issuer

By:	/s/ Benjamin Peric
	Name:	Benjamin Peric
	Title:	Manager

NVENT ELECTRIC PLC, as Parent and Guarantor

By:	/s/ Neil S. Mackintosh
	Name:	Neil S. Mackintosh
	Title:	Authorized Signatory

[Signature Page to Fourth Supplemental Indenture]

IN WITNESS WHEREOF, the parties hereto have caused this Fourth Supplemental Indenture to be duly executed as of the day and year first above written.

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Benjamin J. Krueger
	Name:	Benjamin J. Krueger
	Title:	Vice President

[Signature Page to Fourth Supplemental Indenture]

EXHIBIT A
FORM OF 2.750% NOTES

[Insert the Private Placement Legend and/or the Global Security legend, as applicable]

2.750% SENIOR NOTES DUE 2031

No. [ ]	$[ ]

CUSIP No. 67078AAE3

NVENT FINANCE S.À R.L.
Société à responsabilité limitée
26, Boulevard Royal
L-2449 Luxembourg
R.C.S. B 219.846

promises to pay to [          ] or registered assigns, the principal sum of [          ] Dollars on November 15, 2031.

Interest Payment Dates: May 15 and November 15

Regular Record Dates: May 1 and November 1

Each holder of this Security (as defined below), by accepting the same, agrees to and shall be bound by the provisions hereof and of the Indenture described herein, and authorizes and directs the Trustee described herein on such holder's behalf to be bound by such provisions. Each holder of this Security hereby waives all notice of the acceptance of the provisions contained herein and in the Indenture and waives reliance by such holder upon said provisions.

This Security shall not be entitled to any benefit under the Indenture, or be valid or become obligatory for any purpose, until the Certificate of Authentication hereon shall have been signed by or on behalf of the Trustee. The provisions of this Security are continued on the reverse side hereof, and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this instrument to be signed in accordance with Section 2.04 of the Base Indenture.

NVENT FINANCE S.À R.L.

By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein and referred to in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

Dated:

GUARANTEE

For value received, NVENT ELECTRIC PLC hereby absolutely, unconditionally and irrevocably guarantees (i) to the holder of this Security the payment of principal of, premium, if any, and interest and any Additional Amounts, if any, on, the Security upon which this Guarantee is set forth in the amounts and at the time when due and payable whether by declaration thereof, or otherwise, and interest on the overdue principal and interest, if any, of such Security, if lawful, to the holder of such Security and the Trustee on behalf of the Holders, and (ii) to the Trustee all amounts owed to the Trustee under the Indenture, in each case in accordance with and subject to the terms and limitations of such Security and Article XV of the Base Indenture. This Guarantee shall not become effective until the Trustee or Authenticating Agent duly executes the certificate of authentication on this Security. This Guarantee shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflict of law principles thereof.

Dated:

NVENT ELECTRIC PLC

By:
Name:
Title:

NVENT FINANCE S.À R.L.
Société à responsabilité limitée 26, Boulevard Royal
L-2449 Luxembourg
R.C.S. B 219.846

2.750% Senior Notes due 2031

This security is one of a duly authorized series of debt securities of nVent Finance S.à r.l., a Luxembourg private limited liability company (société à responsabilité limitée) with registered office at 26, Boulevard Royal, L-2449 Luxembourg, Grand Duchy of Luxembourg and registered with the Luxembourg Trade and Companies Register under number B 219.846 (the “Company”), issued or to be issued in one or more series under and pursuant to an Indenture for the Company's unsubordinated debt securities, dated as of March 26, 2018, as supplemented by the Third Supplemental Indenture, dated as of April 30, 2018 (the “Base Indenture”), duly executed and delivered by and among the Company, nVent Electric plc, an Irish public limited company (“Parent” or the “Guarantor”), and U.S. Bank National Association, a national banking association (the “Trustee”), as supplemented by the Fourth Supplemental Indenture, dated as of November 23, 2021 (the “Fourth Supplemental Indenture”), by and among the Company, the Guarantor and the Trustee. The Base Indenture as supplemented and amended by the Fourth Supplemental Indenture is referred to herein as the “Indenture.” By the terms of the Base Indenture, the debt securities issuable thereunder are issuable in series that may vary as to amount, date of maturity, rate of interest and in other respects as provided in the Base Indenture. This security is one of the series designated on the face hereof (individually, a “Security,” and collectively, the “Securities”), and reference is hereby made to the Indenture for a description of the rights, limitations of rights, obligations, duties and immunities of the Trustee, the Company, the Guarantor and the holders of this Security (the “Securityholders”). Capitalized terms used herein and not otherwise defined shall have the meanings given them in the Base Indenture or in the Fourth Supplemental Indenture, as applicable.

1.            Interest. The Company promises to pay interest on the principal amount of this Security at an annual rate of 2.750% (the “Original Interest Rate”), subject to adjustment pursuant to Section 2 of this Security. The Company shall pay interest semi-annually on May 15 and November 15 of each year (each such day, an “Interest Payment Date”). If any Interest Payment Date, redemption date or maturity date of this Security is not a Business Day, then payment of interest or principal (and premium, if any) shall be made on the next succeeding Business Day with the same force and effect as if made on the date such payment was due, and no interest shall accrue for the period after such date to the date of such payment on the next succeeding Business Day. Interest on the Securities shall accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid, from the date of issuance; provided that, if there is no existing Default in the payment of interest, and if this Security is authenticated between a regular record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; and provided, further, that the first Interest Payment Date shall be May 15, 2022. Interest shall be calculated on the basis of a 360-day year consisting of twelve 30-day months.

2.            Interest Rate Adjustment.   The interest rate payable on this Security shall be subject to adjustment from time to time if either Fitch or S&P (or, if applicable, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) under the Exchange Act selected by the Company as a replacement for Fitch or S&P, or both, as the case may be (each, a “Substitute Rating Agency”)) downgrades (or subsequently upgrades) its rating assigned to the Securities, as set forth in this Section 2. Each of Fitch, S&P and any Substitute Rating Agency is an “Interest Rate Rating Agency,” and together they are “Interest Rate Rating Agencies.”

If the rating of the Securities from one or both of Fitch or S&P (or, if applicable, any Substitute Rating Agency) is decreased to a rating set forth in either of the tables set forth in this Section 2, the interest rate shall increase from the Original Interest Rate by an amount equal to the sum of the percentages per annum set forth in the following tables opposite those ratings:

Fitch Rating*	Percentage
BB+	0.25%
BB	0.50%
BB-	0.75%
B+ or below	1.00%

S&P Rating*	Percentage
BB+	0.25%
BB	0.50%
BB-	0.75%
B+ or below	1.00%

*            Including the equivalent ratings of any Substitute Rating Agency therefor.

For purposes of making adjustments to the interest rate payable on this Security, the following rules of interpretation shall apply:

(1)            if at any time less than two Interest Rate Rating Agencies provide a rating on the Securities for reasons not within Parent’s control (i) the Company shall use commercially reasonable efforts to obtain a rating on the Securities from a Substitute Rating Agency for purposes of determining any increase or decrease in the interest rate on this Security pursuant to the tables set forth in this Section 2, (ii) such Substitute Rating Agency shall be substituted for the last Interest Rate Rating Agency to provide a rating on the Securities but which has since ceased to provide such rating, (iii) the relative ratings scale used by such Substitute Rating Agency to assign ratings to senior unsecured debt shall be determined in good faith by an independent investment banking institution of national standing appointed by the Company and, for purposes of determining the applicable ratings included in the applicable table in this Section 2 with respect to such Substitute Rating Agency, such ratings shall be deemed to be the equivalent ratings used by Fitch or S&P, as applicable, in such table, and (iv) the interest rate payable on this Security shall increase or decrease, as the case may be, such that the interest rate payable equals the Original Interest Rate plus the appropriate percentage, if any, set forth opposite the rating from such Substitute Rating Agency in the applicable table in this Section 2 (taking into account the provisions of clause (iii) in this paragraph (1)) (plus any applicable percentage resulting from a decreased rating by the other Interest Rate Rating Agency);

(2)            for so long as only one Interest Rate Rating Agency provides a rating on the Securities, any increase or decrease in the interest rate payable on this Security necessitated by a reduction or increase in the rating by that Interest Rate Rating Agency shall be twice the applicable percentage set forth in the applicable table set forth in this Section 2;

(3)            if both Interest Rate Rating Agencies cease to provide a rating of the Securities for any reason, and no Substitute Rating Agency has provided a rating on the Securities, the interest rate shall increase to, or remain at, as the case may be, 2.00% per annum above the Original Interest Rate prior to any such adjustment;

(4)            if Fitch or S&P ceases to rate the Securities or make a rating of the Securities publicly available for reasons within Parent’s control, the Company shall not be entitled to obtain a rating from a Substitute Rating Agency and the increase or decrease in the interest rate on this Security shall be determined in the manner described in this Section 2 as if either only one or no Interest Rate Rating Agency provides a rating on the Securities, as the case may be;

(5)            each interest rate adjustment required by any decrease or increase in a rating as set forth in this Section 2, whether occasioned by the action of Fitch or S&P (or, in either case, any Substitute Rating Agency), shall be made independently of (and in addition to) any and all other interest rate adjustments occasioned by the action of the other Interest Rate Rating Agency;

(6)            in no event shall (i) the interest rate on this Security be reduced to below the Original Interest Rate prior to any such adjustment or (ii) the total increase in the interest rates on this Security pursuant to this Section 2 exceed 2.00% above the Original Interest Rate; and

(7)            subject to paragraphs (3) and (4) of this Section 2, no adjustment in the interest rate on this Security shall be made solely as a result of an Interest Rate Rating Agency ceasing to provide a rating of the Securities.

If at any time the interest rate on this Security has been adjusted upward and either of the Interest Rate Rating Agencies subsequently increases its rating of the Securities, the interest rate on this Security shall again be adjusted (and decreased, if appropriate) such that the interest rate on this Security equals the Original Interest Rate prior to any such adjustment plus (if applicable) an amount equal to the sum of the percentages per annum set forth opposite the ratings in the tables set forth in this Section 2 with respect to the ratings assigned to the Securities (or deemed assigned) at that time, all calculated in accordance with the rules of interpretation set forth in this Section 2. If Fitch, S&P or any Substitute Rating Agency subsequently increases its rating on the Securities to “BBB-” (or its equivalent if with respect to any Substitute Rating Agency) or higher, the interest rate on this Security shall be decreased to the Original Interest Rate prior to any adjustments made pursuant to this Section 2.

Any increase or decrease in the interest rate shall take effect from the first day of the interest period during which a rating change occurs requiring an adjustment in the interest rate. If either Interest Rate Rating Agency changes its rating of the Securities more than once during any particular interest period, the last such change by such Interest Rate Rating Agency to occur shall control in the event of a conflict for purposes of any increase or decrease in the interest rate.

The interest rate shall permanently cease to be subject to any adjustment (notwithstanding any subsequent decrease in the ratings by either Interest Rate Rating Agency) if the Securities become rated “BBB+” or higher by Fitch or S&P (or their equivalent if with respect to any Substitute Rating Agency), in each case with a stable or positive outlook.

If the interest rate payable on this Security is increased as set forth in this Section 2, the term “interest” shall be deemed to include any such additional interest unless the context otherwise requires.

3.            Method of Payment. The Company shall pay interest on this Security (except defaulted interest), if any, to the persons in whose name such Security is registered at the close of business on the regular record date referred to on the facing page of this Security for such interest installment. In the event that this Security or a portion hereof is called for redemption and the Redemption Date is subsequent to a regular record date with respect to any Interest Payment Date and prior to such Interest Payment Date, interest on this Security shall be paid upon presentation and surrender of this Security as provided in the Indenture. The principal of and the interest on this Security shall be payable in the coin or currency of the United States of America that at the time is legal tender for public and private debt, at the office or agency of the Company maintained for that purpose in accordance with the Indenture.

4.            Paying Agent and Registrar. Initially, U.S. Bank National Association, the Trustee, shall act as paying agent and Security Registrar. The Company may change or appoint any paying agent or Security Registrar without notice to any Securityholder. The Guarantor, the Company or any of their Subsidiaries may act in any such capacity.

5.            Indenture. The terms of this Security include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (the “TIA”) as in effect on the date the Indenture is qualified. This Security is subject to all such terms, and Securityholders are referred to the Indenture and the TIA for a statement of such terms. These Securities are unsecured general obligations of the Company and constitute the series designated on the face hereof as the “2.750% Senior Notes due 2031”, initially limited to $300,000,000 in aggregate principal amount.

The Company shall furnish to any Securityholder upon written request and without charge a copy of the Base Indenture and the Fourth Supplemental Indenture. Requests may be made to: nVent Electric plc c/o nVent Management Company at 1665 Utica Avenue, St. Louis Park, Minnesota 55416, Attention: General Counsel, Telecopy No. (763) 204-7951.

6.            Optional Redemption. This Security is subject to redemption at the option of the Company on any date prior to the maturity date, in whole or from time to time in part, in principal amounts of $2,000 or any integral multiple of $1,000 above that amount (provided that any remaining principal amount thereof shall be at least the minimum authorized denomination thereof), on written notice given to each Securityholder thereof at its address shown in the Security Register for this Security (or, as to Securities represented by a Global Security, electronically in accordance with the Depositary’s Applicable Procedures) not less than 15 days nor more than 90 days prior to the date fixed for redemption in such notice (the “Redemption Date”); provided that redemption notices may be provided more than 90 days prior to the Redemption Date if the notice is issued in connection with the defeasance of the Securities or the satisfaction and discharge of the Securities. The Securities shall be redeemable at a redemption price equal to (x) if the Redemption Date is prior to August 15, 2031 (the “Par Call Date”), the greater of (i) 100% of the principal amount of such Securities to be redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon that would be due (if such Securities to be redeemed matured on the Par Call Date) from the Redemption Date to the Par Call Date (exclusive of any accrued interest) discounted to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 20 basis points; or (y) if the Redemption Date is on or after the Par Call Date, 100% of the principal amount of the Securities to be redeemed, plus, in the case of each of (x) and (y), any interest accrued but not paid to the date of redemption (subject to the right of Holders on the relevant record date to receive interest due on, but not including, the relevant Interest Payment Date).

Any notice of redemption may, at the Company’s discretion, be subject to one or more conditions precedent, including completion of a refinancing transaction or other corporate transaction that is pending (such as an equity or equity-linked offering, an incurrence of indebtedness or an acquisition or other strategic transaction involving a change of control in the Company or another entity). In addition, if such redemption or notice is subject to satisfaction of one or more conditions precedent, the Company may, in its discretion, delay the Redemption Date until such time as any or all such conditions shall be satisfied or waived, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied or waived by the Redemption Date, or by the Redemption Date so delayed.

This Security is also subject to redemption to the extent provided in Section 14.01 of the Base Indenture.

If the giving of the notice of redemption is completed as provided in the Indenture, interest on such Securities or portions of Securities shall cease to accrue on and after the Redemption Date, unless the Company shall default in the payment of any such redemption price and accrued interest with respect to any such Security or portion thereof.

Except as otherwise expressly provided herein or in the Fourth Supplemental Indenture, the Company shall not be required to make mandatory redemption or sinking fund payments with respect to this Security.

“Comparable Redemption Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of such Securities to be redeemed (assuming, for this purpose, that such Securities matured on the Par Call Date) that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Securities.

“Comparable Redemption Treasury Price”, with respect to any Redemption Date, means (i) the average of the Redemption Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest such Redemption Reference Treasury Dealer Quotations (unless there is more than one highest or lowest quotation, in which case only one such highest and/or lowest quotation shall be excluded), or (ii) if the Independent Investment Banker obtains fewer than four such Redemption Reference Treasury Dealer Quotations, the average of all such Redemption Reference Treasury Dealer Quotations.

“Independent Investment Banker” means one of the Redemption Reference Treasury Dealers appointed by the Company.

“Redemption Reference Treasury Dealers” means four primary U.S. government securities dealers in the United States selected by the Company.

“Redemption Reference Treasury Dealer Quotations”, with respect to each Redemption Reference Treasury Dealer and any Redemption Date, means the average, as determined by the Independent Investment Banker, of the bid and offer prices at 5:00 p.m., New York City time, for the Comparable Redemption Treasury Issue (expressed in each case as a percentage of its principal amount) for settlement on the Redemption Date quoted in writing to the Independent Investment Banker by such Redemption Reference Treasury Dealer on the third Business Day preceding such Redemption Date.

“Treasury Rate” means, with respect to any Redemption Date, (i) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Redemption Treasury Issue (if no maturity is within three months before or after the maturity date for the Securities (assuming, for this purpose, that such Securities matured on the Par Call Date), yields for the two published maturities most closely corresponding to the Comparable Redemption Treasury Issue shall be determined and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month) or (ii) if that release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Redemption Treasury Issue, calculated using a price for the Comparable Redemption Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Redemption Treasury Price for such Redemption Date. The Treasury Rate shall be calculated on the third Business Day preceding the Redemption Date.

7.            Change of Control Triggering Event. If a Change of Control Triggering Event occurs with respect to this Security, unless the Company has exercised its option to redeem this Security, it shall be required to make an offer to the holder of this Security to repurchase, at such holder's election, all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of such holder’s Security on the terms set forth in the Indenture, in cash equal to 101% of the aggregate principal amount of this Security to be repurchased, plus accrued and unpaid interest, if any, on such Security to, but excluding, the date of repurchase (a “Change of Control Payment”). Within 30 days following any Change of Control Triggering Event with respect to this Security, or at the Company’s option, prior to any Change of Control with respect to this Security, but after public announcement of the transaction that constitutes or may constitute the Change of Control, a notice shall be sent to the Trustee and to each Securityholder describing in reasonable detail the transaction that constitutes or may constitute the Change of Control Triggering Event and offering to repurchase this Security on the date specified in the notice, which date shall, except as described in the immediately following sentence, be no earlier than 30 days and no later than 60 days from the date such notice is sent (or in the case of a notice prior to the consummation of the Change of Control Triggering Event, no earlier than 30 days nor later than 60 days from the Change of Control Triggering Event) other than as may be required by law (a “Change of Control Payment Date”). The notice shall, if sent prior to the date of consummation of the Change of Control, state that the offer to purchase is conditioned on the Change of Control Triggering Event occurring on or prior to the Change of Control Payment Date. If the Change of Control Payment Date falls on a day that is not a Business Day, the related payment of the Change of Control Payment will be made on the next Business Day as if it were made on the date such payment was due, and no interest will accrue on the amounts so payable for the period from and after such date to the next Business Day.

8.            Denominations, Transfer, Exchange. The Securities are in registered form without coupons in the denominations of $2,000 or any integral multiple of $1,000 in excess thereof. The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture. The Securities may be presented for exchange or for registration of transfer (duly endorsed or with the form of transfer endorsed thereon duly executed if so required by the Company or the Security Registrar) at the office of the Security Registrar or at the office of any transfer agent designated by the Company for such purpose. No service charge shall be made for any registration of transfer or exchange, but a Securityholder may be required to pay any applicable taxes or other governmental charges. If the Securities are to be redeemed, the Company shall not be required to: (i) issue, register the transfer of, or exchange any Security during a period beginning at the opening of business 15 days before the day a notice of redemption is sent of less than all of the Outstanding Securities of the same series and ending at the close of business on the day such notice of redemption is sent; (ii) register the transfer of or exchange any Security of any series or portions thereof selected for redemption, in whole or in part, except the unredeemed portion of any such Security being redeemed in part; nor (iii) register the transfer of or exchange a Security of any series between the applicable regular record date and the next succeeding Interest Payment Date.

9.            Persons Deemed Owners. The registered Securityholder may be treated as its owner for all purposes.

10.          Repayment to the Guarantor or the Company. Any funds or Governmental Obligations deposited with any paying agent or the Trustee, or then held by the Guarantor or the Company, in trust for payment of principal of, premium, if any, or interest on the Securities that are not applied but remain unclaimed by the Securityholders for at least one year after the date upon which the principal of, premium, if any, or interest on such Securities shall have respectively become due and payable, shall be repaid to the Guarantor or the Company, as applicable, or (if then held by the Guarantor or the Company) shall be discharged from such trust. After return to the Company or the Guarantor, Securityholders entitled to the money or securities must look to the Company or the Guarantor, as applicable, for payment as unsecured general creditors.

11.          Amendments, Supplements and Waivers. The Base Indenture contains provisions permitting the Company, the Guarantor and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the securities of each series at the time Outstanding affected by such supplemental indenture or indentures to enter into supplemental indentures for the purpose of adding, changing or eliminating any provisions of the Base Indenture or any supplemental indenture or of modifying in any manner not covered elsewhere in the Base Indenture the rights of the holders of the securities of such series; provided, however, that no such supplemental indenture, without the consent of the holders of each security then Outstanding and affected thereby, shall: (i) extend a fixed maturity of or any installment of principal of any securities of any series or reduce the principal amount thereof, or reduce the amount of principal of any original issue discount security that would be due and payable upon declaration of acceleration of the maturity thereof; (ii) reduce the rate of or extend the time for payment of interest on any security of any series; (iii) reduce the premium payable upon the redemption of any security; (iv) make any security payable in Currency other than that stated in the security; (v) impair the right to institute suit for the enforcement of any payment on or after the fixed maturity thereof (or in the case of redemption, on or after the redemption date); or (vi) reduce the aforesaid percentage of securities, the holders of which are required to consent to any such supplemental indenture or indentures.

The Base Indenture also contains provisions permitting the holders of not less than a majority in aggregate principal amount of the Outstanding securities of each series affected thereby, on behalf of all of the holders of the securities of such series, to waive any past default under the Base Indenture, and its consequences, except a default in the payment of the principal of, premium, if any, or interest on, any of the securities of such series as and when the same shall become due by the terms of such securities.

Any such consent or waiver by the registered Securityholder shall be conclusive and binding upon such Securityholder and upon all future Securityholders and owners of this Security and of any Security issued in exchange for this Security or in place hereof (whether by registration of transfer or otherwise), irrespective of whether or not any notation of such consent or waiver is made upon this Security.

12.          Defaults and Remedies. If an Event of Default with respect to the securities of a series issued pursuant to the Base Indenture occurs and is continuing, the Trustee at the written request of the holders or the holders of at least 25% in aggregate principal amount of the securities of such series then Outstanding, by notice in writing to the Company and the Guarantor (and to the Trustee if notice is given by such holders), may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. Subject to the terms of the Indenture, if an Event of Default under the Indenture shall occur and be continuing, the Trustee shall be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the holders, unless such holders have offered the Trustee indemnity satisfactory to it. Upon satisfaction of certain conditions set forth in the Indenture, the holders of a majority in principal amount of the Outstanding securities of a series issued pursuant to the Base Indenture shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the securities of such series.

13.          Trustee, Paying Agent and Security Registrar May Hold Securities. The Trustee, subject to certain limitations imposed by the TIA, or any paying agent or Security Registrar, in its individual or any other capacity, may become the owner or pledgee of Securities with the same rights it would have if it were not Trustee, paying agent or Security Registrar.

14.          No Recourse Against Others. No recourse under or upon any obligation, covenant or agreement of the Indenture, or of any Security, or for any claim based thereon or otherwise in respect hereof or thereof, shall be had against any incorporator, stockholder, officer or director, past, present or future as such, of the Guarantor or the Company or of any predecessor or successor Person, either directly or through the Guarantor or the Company or any such predecessor or successor Person, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that the Indenture and the obligations issued hereunder and thereunder are solely corporate obligations, and that no such personal liability whatever shall attach to, or is or shall be incurred by, the incorporators, organizers, shareholders, partners, members, officers, directors, managers or agents as such, of the Guarantor or the Company or of any predecessor or successor Person, or any of them, because of the creation of the indebtedness authorized by the Indenture, or under or by reason of the obligations, covenants or agreements contained in the Indenture or in the Securities or implied therefrom; and that any and all such personal liability of every name and nature, either at common law or in equity or by constitution or statute, of, and any and all such rights and claims against, every such incorporator, organizer, shareholder, partner, member, officer, director, manager or agent as such, because of the creation of the indebtedness authorized by the Indenture, or under or by reason of the obligations, covenants or agreements contained in the Indenture or in the Securities or implied therefrom, are hereby expressly waived and released as a condition of, and as a consideration for, the acceptance of the Securities.

15.          Discharge of Indenture. The Indenture contains certain provisions pertaining to defeasance and discharge, which provisions shall for all purposes have the same effect as if set forth herein.

16.          Authentication. This Security shall not be valid until the Trustee signs the certificate of authentication attached to the other side of this Security.

17.          Guarantees. All payments by the Company under the Indenture and this Security are fully and unconditionally guaranteed to the Securityholder by the Guarantor, as provided in the related Guarantee and the Indenture.

18.          Additional Amounts. The Company and the Guarantor are obligated to pay Additional Amounts on this Security to the extent provided in Article XIV of the Indenture.

19.          Abbreviations. Customary abbreviations may be used in the name of a Securityholder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

20.          Governing Law. The Base Indenture, the Fourth Supplemental Indenture and this Security (and the Guarantee hereon) shall be deemed to be a contract made under the internal laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said State without regard to conflicts of laws principles (except for Sections 5-1401 and 5-1402 of the New York General Obligations Law) that would require the application of any other law. The Base Indenture, the Fourth Supplemental Indenture and this Security (and the Guarantee hereon) are subject to the provisions of the TIA that are required to be part of the Base Indenture, the Fourth Supplemental Indenture and this Security (and the Guarantee hereon) and shall, to the extent applicable, be governed by such provisions. The application of articles 470-3 to 470-19 of the Luxembourg law on commercial companies dated 10 August 1915, as amended, to the Base Indenture, the Fourth Supplemental Indenture and this Security (and the Guarantee hereon) is excluded.

ASSIGNMENT FORM

To assign this Security, fill in the form below: (I) or (we) assign and transfer this Security to

(Insert assignee's soc. sec. or tax I.D. no.)

(Print or type assignee's name, address and zip code)

and irrevocably appoint

agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date:	_________________

Your Signature:
(Sign exactly as your name appears on the face of this Security)

Signature Guarantee:

ELECTION FORM

TO BE COMPLETED ONLY IF THE SECURITYHOLDER
ELECTS TO ACCEPT THE CHANGE OF CONTROL OFFER

The undersigned hereby irrevocably requests and instructs the Company to repurchase the within Security (or the portion thereof specified below), pursuant to its terms, on the Change of Control Payment Date specified in the Change of Control Offer, for the Change of Control Payment specified in the within Security, to the undersigned,                                                                                                                                  , at ___________________________________                                                                                     (please print or typewrite name, address and telephone number of the undersigned).

For this election to accept the Change of Control Offer to be effective, the undersigned must (A) deliver, to the address of the paying agent set forth below or at such other place or places of which the Company shall from time to time notify the Securityholder, either (i) the Security with this “Election Form” duly completed, or (ii) a telegram, telex, facsimile transmission or a letter from a member of a national securities exchange or the Financial Industry Regulatory Authority, Inc. or a commercial bank or a trust company in the United States setting forth (a) the name of the Securityholder, (b) the principal amount of the Security, (c) the principal amount of the Security to be repurchased, (d) the certificate number or description of the tenor and terms of the Security, (e) a statement that the option to elect repurchase is being exercised, and (f) a guarantee stating that the Security to be repurchased, together with this “Election Form” duly completed, will be received by the paying agent at least five Business Days prior to the Change of Control Payment Date or (B) otherwise comply with alternative instructions in accordance with the procedures of the depositary. The address of the paying agent is 60 Livingston Avenue, EP-MN-WS3C, Attention: Paying Agent – nVent, St. Paul, MN 55107.

If less than the entire principal amount of the within Security is to be repurchased, specify the portion thereof (which principal amount must be $2,000 or an integral multiple of $1,000 in excess thereof; provided that any remaining principal amount shall be at least the minimum authorized denomination thereof) which the Securityholder elects to have repurchased: $                       .

Securityholder:

By:
Name:
Title: